SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 15, 2004

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 7. Information Provided Under Item 7 Regulation FD Disclosure

The following information is furnished pursuant to Item 7, Regulation FD Disclosure.

On November 15, 2004, Tripos, Inc. issued a press release announcing the multiyear extension of its global software license agreement with Pfizer, Inc. A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: November 15, 2004

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated November 15, 2004, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837

(Media only)

Waggener Edstrom Bioscience

Tara Gajadhar

Senior Account Executive

(425) 638-7000, ext. 5073

tarag@wagged.com

For Release 7 a.m. EST

Nov. 15, 2004

Tripos and Pfizer Sign Multiyear Renewal of Global Software License

ST. LOUIS -- Nov. 15, 2004 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery informatics products and chemistry research, has announced a multimillion-dollar, multiyear extension of its global software license agreement with Pfizer Inc. (NYSE: PFE).

Tripos' discovery software is used by customers to manage, analyze and share biological and chemical information. Since the two companies announced their first wide area network (WAN) partnership in January 2001, Pfizer has employed a broad array of Tripos' proprietary drug discovery software tools and applications, including the industry-leading SYBYL® and UNITY® programs, which help to transform science into commercially viable products.

"For more than 18 years, Pfizer has used Tripos' computational technology to enhance its drug discovery efforts," said Dr. Trevor Heritage, senior vice president and general manager of Discovery Informatics for Tripos. "We are delighted that Pfizer has chosen to enlarge and extend its commitment to our products, and we look forward to our ongoing work with Pfizer."

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior, chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos collaborates with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com.

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This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.